JPDH & COMPANY
Certified Public Accountants and Consultants

November 19, 2013

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: American Laser Healthcare Corporation
Commission File Number 000-54541

Dear Sir or Madam:

We have read American Laser Healthcare Corporation's statements included under Item 4.01 of its Form 8-K filed on November 12, 2013 and we issued our letter related to the November 12th filing on November 15, 2013 in which indicated which statements we agreed and statements we disagreed with. In addition we now have read American Laser Healthcare Corporation's statements included under Item 4.01 of its proposed draft amendment of Form 8-K to be filed on about November 19, 2013 and we agree with such statements concerning our firm except the followings:

1) Our audit report dated February 4, 2013, related to the financial statements as of December 31, 2011 and September 30, 2012, and the related statements of operations, stockholders' equity (deficit), and cash flows for the periods from September 21, 2011 (inception) through December 31, 2011, the nine months ended September 30, 2012, and the cumulative period of operations and cash flows contained from September 21, 2011 (inception) through September 30, 2012 contains an explanatory paragraph related to the Company's ability to continue as a going concern.

2) We are not able to agree or disagree on statements made related to Anton & Chia.

Sincerely,

JPDH & Company

JPDH & Company

18662 Macarthur Boulevard
Second Floor, Irvine, CA 92612
949.705.6810
www.jpdhcpa.com